                                                                     EXHIBIT 4.2


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                           MAXXAM GROUP HOLDINGS INC.

                                  MAXXAM INC.





                                  $130,000,000

                       12% Senior Secured Notes due 2003





                               Purchase Agreement

                               December 17, 1996




                            BEAR, STEARNS & CO. INC.

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


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                          MAXXAM GROUP HOLDINGS INC.,
                             A DELAWARE CORPORATION

                                  $130,000,000
                       12% Senior Secured Notes due 2003


                               PURCHASE AGREEMENT

                                                               December 17, 1996
                                                              New York, New York

BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

Ladies & Gentlemen:

                 MAXXAM Group Holdings Inc., a Delaware corporation (the "Issuer"), confirms its agreement with Bear, Stearns & Co. Inc. ("Bear Stearns") and Donaldson, Lufkin & Jenrette Securities Corporation (together with Bear Stearns, the "Initial Purchasers") with respect to the sale by the Issuer and the purchase by the Initial Purchasers of $130,000,000 aggregate principal amount of 12% Series A Senior Secured Notes due 2003 (the "Series A Notes"), subject to the terms and conditions set forth herein. Payment of principal and interest on the Series A Notes will be guaranteed (the "Guarantee") on a senior unsecured basis by MAXXAM Inc., a Delaware corporation (the "Guarantor"). The Issuer is a newly formed, wholly owned subsidiary of the Guarantor. The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of the Closing Date (as defined), among the Issuer, the Guarantor and First Bank National Association, as trustee (the "Trustee"), and will be secured by, among other things, a first priority pledge of (i) all outstanding shares (the "Pledged MGI Shares") of MAXXAM Group Inc. ("MGI") and (ii) that certain intercompany note payable by the Guarantor to the Issuer, maturing August 1, 2003 (the "Intercompany Note"). In addition, subject to the release of such shares as security for public indebtedness of MGI, the Series A Notes may be secured by up to 16,055,000 of the 27,938,250 shares (the "Kaiser Shares") of Kaiser Aluminum Corporation, which Kaiser Shares are to be transferred by the Guarantor to the Issuer as of the Closing Date. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture or the Offering Memorandum, as applicable.

         1. Issuance of Securities. The Issuer proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $130,000,000 principal amount of Series A Notes. The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes."

         Upon original issuance of the Series A Notes, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Series A Notes (and all securities issued in exchange therefor) shall bear the following legend:

                 "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT
         (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
         (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUEST), (ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         2. Offering. The Series A Notes are being offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Issuer has prepared a preliminary offering memorandum, dated November 27, 1996 (the "Preliminary Offering Memorandum"), and will prepare a final offering memorandum (the "Offering Memorandum"), relating to the Issuer, the Guarantor, their respective subsidiaries, the Series A Notes and the Guarantee.

         The Initial Purchasers have advised the Issuer that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers (as defined in Rule 144A under the Act) ("Qualified Institutional Buyers") in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, and to a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) ("Accredited Investors") that, prior to their purchase of Series A Notes, deliver to the Initial Purchasers an Accredited Investor Letter (as defined in the Offering Memorandum). The Qualified Institutional Buyers and the Accredited Investors are referred to herein as the "Eligible Purchasers." The Initial Purchasers will offer the Series A Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, for so long as such Series A Notes constitute "Registrable Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuer and the Guarantor will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 12% Senior Secured Notes due 2003, Series B (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (ii) under certain circumstances, a shelf registration statement under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use their best efforts to cause such registration statement to be declared effective and to consummate the Exchange Offer. This Agreement, the Series A Notes, the Series B Notes, the Registration Rights Agreement, the Indenture and the Intercompany Note are hereinafter sometimes referred to collectively as the "Operative Documents."

         3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions set forth herein, the Issuer agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuer, in the proportions specified in Schedule A hereto, $130,000,000 aggregate principal amount of Series A Notes, at an aggregate purchase price equal to 97.25% of the principal amount thereof.

         (b) Payment of the purchase price and delivery of the certificate representing the Series A Notes shall be made at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, or such other location as may be agreed upon by the Initial Purchasers and the Issuer. Such delivery and payment shall be made at 9:00 A.M. New York time, on December 23, 1996 or at such other time as shall be agreed upon by the Initial Purchasers and the Issuer. The time and date of such delivery and payment are herein called the "Closing Date."

         (c) One or more Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Series A Notes sold pursuant to Exempt Resales to Qualified Institutional Buyers (the "Global Note") shall be delivered by the Issuer to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Issuer, provided that the Issuer shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 A.M. on the business day immediately preceding the Closing Date.

         (d) One or more Series A Notes in definitive certificated form, registered in the name of the respective Accredited Investors, having an aggregate amount corresponding to the aggregate amount of the Series A Notes sold pursuant to Exempt Resales to such Accredited Investors (the "Certificated Notes") shall be delivered by the Issuer to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Issuer, provided that the Issuer shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Certificated Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 A.M. on the business day immediately preceding the Closing Date.

         4. Covenants of the Issuer and the Guarantor. The Issuer and the Guarantor hereby covenant and agree with the Initial Purchasers as follows:

                 (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing,
         (i) of the issuance against the Issuer or the Guarantor by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and
         (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements of material fact therein, in the light of the circumstances under which they are made, not misleading. The Issuer and the Guarantor shall make every reasonable effort to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Issuer and the Guarantor shall make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                 (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Issuer, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuer and the Guarantor consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                 (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Issuer shall promptly prepare, upon the Initial Purchasers' reasonable request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

                 (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the reasonable judgment of the Issuer or in the reasonable opinion of counsel for the Issuer or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make such statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) promptly to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

                 (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Series A Notes under the securities or Blue

         Sky laws of such jurisdictions of the United States as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither the Issuer nor the Guarantor shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

                 (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Issuer and the Guarantor hereunder, including (i) the printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto (other than legal fees and expenses of counsel to the Initial Purchasers in connection with any of the foregoing), (ii) the preparation (including, without limitation, duplication costs) and delivery of all preliminary and final Blue Sky Memoranda and all other agreements, memoranda, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales (including Blue Sky filing fees, but excluding legal fees and expenses of counsel to the Initial Purchasers in connection with any of the foregoing), (iii) the issuance, transfer and delivery by the Issuer of the Series A Notes to the Initial Purchasers, (iv) the qualification or registration of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of duplicating and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Series A Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Issuer's counsel and accountants,
         (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market, (ix) all fees and expenses (including fees and expenses of counsel) of the Issuer in connection with the approval of the Series A Notes by DTC for "book-entry" transfer, (x) rating the Series A Notes by rating agencies, (xi) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Series A Notes, (xii) the performance by the Issuer and the Guarantor of their other obligations under this Agreement and the other Operative Documents and
         (xiii) "roadshow" travel and other expenses incurred by the Issuer and the Guarantor (including one half of the expense of chartered aircraft) in connection with the marketing and sale of the Series A Notes.

                 (g) To use the net proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                 (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                 (i) To do and perform in all material respects all things required to be done and performed under this Agreement by it prior to or after the Closing Date, and to satisfy all conditions precedent on its part to the delivery of the Series A Notes.

                 (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Series A Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

                 (k) For so long as any of the Series A Notes remain outstanding and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

                 (l) To cause the Exchange Offer to be made in the appropriate form to permit registered Series B Notes to be offered in exchange for the Series A Notes and to comply in all material respects with all applicable federal and state securities laws in connection with the Exchange Offer.

                 (m) To comply in all material respects with all of its agreements set forth in the Operative Documents to which it is a party and all agreements set forth in the representation letters of the Issuer to DTC relating to the approval of the Series A Notes by DTC for "book-entry" transfer.

                 (n) To use best reasonable efforts to effect the inclusion of the Series A Notes in PORTAL and to obtain approval of the Series A Notes by DTC for "book-entry" transfer.

                 (o) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of all reports or other publicly available information that either the Issuer or the Guarantor shall mail or otherwise make available to its stockholders.

                 (p) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Issuer, the Guarantor or any of their respective subsidiaries, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                 (q) On or prior to the Closing Date, the Guarantor will transfer to the Issuer the Kaiser Shares. On the Closing Date, the Issuer will represent and warrant to the Initial Purchasers that the Kaiser Shares (a) have been duly authorized, validly issued, and are fully paid and nonassessable, (b) were not issued in violation of any preemptive or similar rights and (c) except as disclosed in the Offering Memorandum, are owned by the Issuer free and clear of any security interest, claim, mortgage, lien, limitation on voting rights or encumbrance.

                 (r) Not to take, directly or indirectly, through any of their respective subsidiaries or otherwise, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of either of the Issuer or the Guarantor to facilitate the sale or resale of the Series A Notes, and not to distribute, except as permitted by the Act, any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Series A Notes.

                 (s) On the Closing Date, to furnish to the Initial Purchasers Federal Reserve Form G-3 pursuant to Regulation G of the Federal Reserve Board; on and after the Closing Date, to comply with the provisions of the Indenture described in the Offering Memorandum under the caption "Description of Notes--Certain Covenants--Use of Proceeds."

         5. Representations and Warranties. (a) The Issuer and the Guarantor, jointly and severally, represent and warrant to the Initial Purchasers that:

                 (i) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuer in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                 (ii) Except as disclosed in the Offering Memorandum, since the date of the most recent audited financial statements included therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Issuer and its subsidiaries or the Guarantor and its subsidiaries, in each case taken as a whole (a "Material Adverse Change"), whether or not arising in the ordinary course of business,
         (B) there have been no transactions entered into by the Issuer, the Guarantor or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Issuer, the Guarantor and their respective subsidiaries taken as a whole and (C) there has been no dividend or distribution of any kind declared, paid or made by the Issuer or the Guarantor on any class of its capital stock.

                 (iii) Each of the Issuer and the Guarantor (A) has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (x) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), or affairs of the Issuer and its subsidiaries or the Guarantor and its subsidiaries, in each case taken as a whole, (y) materially interfere with or materially adversely affect the issuance of the Series A Notes pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

                 (iv) All of the outstanding capital stock of the Issuer (a) has been duly authorized, validly issued, and is fully paid and nonassessable, (b) was not issued in violation of any preemptive or similar rights and (c) is owned by the Guarantor free and clear of any security interest, claim, mortgage, lien, limitation on voting rights or encumbrance. On September 30, 1996, after giving pro forma effect to the issuance and sale of the Series A Notes pursuant hereto (A) the Issuer would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization of the Company," subject to the notes and assumptions included therein and (B) the Guarantor would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization of the MAXXAM," subject to the notes and assumptions included therein.

                 (v) Each subsidiary of either of the Issuer or the Guarantor listed on Exhibit A hereto (each a "Significant Subsidiary"), Sam Houston Race Park, Ltd. ("SHRP") and Palmas del Mar Properties, Inc. ("Palmas") (A) has been duly formed or incorporated and is validly existing as a partnership or corporation, as applicable, and is in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, (B) has all requisite power (corporate or otherwise) and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation or partnership, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                 (vi) All of the outstanding capital stock of each Significant Subsidiary, SHRP and Palmas (a) has been duly authorized, validly issued, and are fully paid and nonassessable, (b) was not issued in violation of any preemptive or similar rights and (c) except as disclosed in the Offering Memorandum, is owned by the Issuer or the Guarantor, directly or through subsidiaries, free and clear of any security interest, claim, mortgage, lien, limitation on voting rights or encumbrance, except any such security interest, claim, mortgage, lien, limitation or encumbrance as would not have a material effect on the value of such capital stock or the ability of the Issuer, any Significant Subsidiary, SHRP or Palmas to control the transfer or other disposition thereof.

                 (vii) There are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for capital stock or other equity interest of the Issuer, MGI or Kaiser, except for Kaiser's PRIDES and the Guarantor's Class A Non-Cumulative Participating Convertible Preferred Stock, and except as disclosed or referred to in the Offering Memorandum or pursuant to existing option or employee or director benefit plans.

                 (viii) When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of either of the Issuer or the Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                 (ix) Each of the Issuer and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including (in the case of the Issuer), without limitation, the corporate power and authority to issue, sell and deliver the Series A Notes as provided herein and therein.

                 (x) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuer and the Guarantor and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) is the legal, valid and binding agreement of each of the Issuer and the Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                 (xi) The Indenture has been duly and validly authorized by each of the Issuer and the Guarantor and, when duly executed and delivered by each of the Issuer and the Guarantor, will be the legal, valid and binding obligation of each of the Issuer and the Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws affecting the rights of creditors generally and subject to general principles of equity. The description of the terms of the Indenture contained in the Offering Memorandum conforms in all material respects to the terms of the Indenture.

                 (xii) The Registration Rights Agreement has been duly and validly authorized by each of the Issuer and the Guarantor and, when duly executed and delivered by each of the Issuer and the Guarantor, will be the legal, valid and binding obligation of each of the Issuer and the Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws affecting the rights of creditors generally and subject to general principles of equity. The description of the terms of the Registration Rights Agreement contained in the Offering Memorandum conforms in all material respects to the terms of the Registration Rights Agreement.

                 (xiii) The Series A Notes have been duly and validly authorized by the Issuer for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws affecting the rights of creditors generally and subject to general principles of equity. The description of the terms of the Series A Notes contained in the Offering Memorandum conforms in all material respects to the terms of the Series A Notes.

                 (xiv) The Series B Notes have been duly and validly authorized for issuance by the Issuer and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws affecting the rights of creditors generally and subject to general principles of equity. The description of the terms of the Series B Notes contained in the Offering Memorandum conforms in all material respects to the terms of the Series B Notes.

                 (xv) The Intercompany Note has been duly and validly authorized by the Guarantor and, when issued and delivered against payment therefor in accordance with the terms thereof, will be the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws affecting the rights of creditors generally and subject to general principles of equity. The description of the terms of the Intercompany Note contained in the Offering Memorandum conforms in all material respects to the terms of the Intercompany Note.

                 (xvi)   Reserved.

                 (xvii) Upon (1) authentication and execution of the Series A Notes in accordance with the terms of the Indenture, (2) delivery of the Series A Notes against payment therefor in accordance with the terms of the Purchase Agreement and (3) delivery to the Trustee in New York of the certificates representing the Pledged MGI Shares listed on Exhibit D to the Indenture, certificates representing the Pledged MGI Shares listed on Exhibit D to the Indenture, registered in the name of the Issuer, accompanied by stock powers duly endorsed in blank, the Indenture will create a valid security interest, free of any adverse claim (within the meaning of Section 8-302 of the UCC), in all of the Issuer's right, title and interest in and to such Pledged MGI Shares in favor of the Trustee under the Uniform Commercial Code as in effect on the date of the Indenture in the State of New York (the "UCC"). Such security interest will be a perfected security interest in all of the Issuer's right, title and interest in and to such Pledged MGI Shares that have been delivered to the Trustee (accompanied by stock powers duly endorsed in blank) and are in the physical possession of the Trustee in the State of New York for the benefit of the holders of the Series A Notes under the Indenture. The representation and warranty in this paragraph (xvii) is based on the assumption, without independent investigation, (a) that the Trustee will have received such Pledged MGI Shares and that the purchasers of Series A Notes on the date of execution of the Indenture are purchasing the Series A Notes in good faith and without notice (as such term is used in subsections (1), (3) and (4) of Section 8-304 of the UCC) of an adverse claim within the meaning of Section 8- 302 of the UCC with respect to such Pledged MGI Shares, (b) that such Pledged MGI Shares will at all relevant times be in the actual physical possession of the Trustee in the State of New York and (c) that the issuer is the record and beneficial owner of, and has all rights in and title to, such Pledged MGI Shares.

                 (xviii) Upon (1) authentication and execution of the Series A Notes in accordance with the terms of the Indenture, (2) delivery of the Series A Notes against payment therefor in accordance with the terms of the Purchase Agreement and (3) delivery to the Trustee in New York of the Intercompany Note duly endorsed in blank, the Indenture will create a valid security interest in all of the Issuer's right, title and interest in and to the Intercompany Note in favor of the Trustee under the UCC. Such security interest will be a perfected security interest in the Intercompany Note that has been delivered to the Trustee (duly endorsed in blank) and is in the physical possession of the Trustee in the State of New York for the benefit of the holders of the Series A Notes under the Indenture. The representation and warranty in this paragraph (xviii) is based on the assumption, without independent investigation, (a) that the Trustee will have received the Intercompany Note and that the purchasers of Series A Notes on the date of execution of the Indenture are purchasing the Series A Notes in good faith and without notice (as such term is used in subsections (1), (3) and (4) of the Section 8-304 of the UCC) of an adverse claim within the meaning of Section 8-302 of the UCC with respect to such Intercompany Note, (b) that such Intercompany Note will at all relevant times be in the actual physical possession of the Trustee in the State of New York and (c) that the Issuer is the record and beneficial owner of, and has all rights in and title to, such Intercompany Note.

                 (xix) The Issuer is not and, after giving effect to the Offering, will not be, (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that could reasonably be expected to have a Material Adverse Effect, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased) that could reasonably be expected to have a Material Adverse Effect.

                 (xx) The Guarantor is not and, after giving effect to the Offering, will not be, (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that could reasonably be expected to have a Material Adverse Effect, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased) that could reasonably be expected to have a Material Adverse Effect.

                 (xxi) Neither any Significant Subsidiary, nor SHRP nor Palmas is and, after giving effect to the Offering, will be, (A) in violation of its charter, bylaws or partnership agreement, as applicable, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that could reasonably be expected to have a Material Adverse Effect, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased) that could reasonably be expected to have a Material Adverse Effect.

                 (xxii) None of (A) the execution, delivery or performance by either of the Issuer or the Guarantor of this Agreement or any of the other Operative Documents to which it is a party, (B) the issuance and sale of the Series A Notes or (C) except to the extent waived or consented to on or prior to the Closing Date, neither the issuance of the Intercompany Note by the Guarantor nor the transfer of the Kaiser Shares to the Issuer violates, conflicts with or constitutes a breach of any of the terms or provisions of, requires consent under, or results in the imposition of a lien or encumbrance on, any properties of the Issuer, the Guarantor or any of their respective subsidiaries, or an acceleration of any indebtedness of the Issuer, the Guarantor or any of their respective subsidiaries pursuant to (1) the respective charter or bylaws of the Issuer, the Guarantor and their respective subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer, the Guarantor or any of their respective subsidiaries is a party or by which any of them or their property is or may be bound, (3) any statute, rule or regulation applicable to the Issuer, the Guarantor or any of their respective subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Issuer, the Guarantor or any of their respective subsidiaries or any of their assets or properties, except, in the case of clauses (2), (3) and (4) above, as could not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Issuer or the Guarantor of this Agreement or any of the other Operative Documents to which it is a party or (2) the issuance and sale by the Issuer and Guarantor of the Series A Notes and the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and state securities or Blue Sky laws and regulations or such as may be required by the NASD, and except those the failure of which to obtain would not have a Material Adverse Effect.

                 (xxiii) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Issuer, threatened or contemplated to which either of the Issuer, the Guarantor or any of their respective subsidiaries is or may be a party or to which the business or property of the Issuer, the Guarantor or any of their respective subsidiaries, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Issuer, the Guarantor or any of their respective subsidiaries is or may be subject or to which the business, assets, or property of the Issuer, the Guarantor or any of their respective subsidiaries is or may be subject, that, in the case of clauses (A),
         (B) and (C) above, (1) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed, or (2) could reasonably be expected to have a Material Adverse Effect.

                 (xxiv) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Series A Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Series A Notes or prevents or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                 (xxv) Except to the extent disclosed in the Offering Memorandum, none of the Issuer, the Guarantor or any of their respective subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which could reasonably be expected to have a Material Adverse Effect.

                 (xxvi) There is no alleged liability, or to the best knowledge of the Issuer, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Issuer, the Guarantor or any of their respective subsidiaries arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Issuer, the Guarantor or such subsidiary, as the case may be, or (b) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or that could reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

                 (xxvii) Each of the Issuer, the Guarantor and their respective subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their businesses, except as could not reasonably be expected to have a Material Adverse Effect; each of the Issuer, the Guarantor and their respective subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Issuer, the Guarantor or such subsidiary, as the case may be.

                 (xxviii) Each of the Issuer, the Guarantor and their respective subsidiaries has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum, except as could not reasonably be expected to have a Material Adverse Effect and (B) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and each of the Issuer, the Guarantor and their respective subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except as could not reasonably be expected to have a Material Adverse Effect.

                 (xxix) Each of the Issuer, the Guarantor and their respective subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and, except as disclosed in the Offering Memorandum, none of the Issuer, the Guarantor or any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Issuer, the use of the Intellectual Property in connection with the business and operations of either of the Issuer, the Guarantor or any of their respective subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

                 (xxx) All material tax returns required to be filed by either of the Issuer, the Guarantor or any of their respective subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Issuer, there are no material proposed additional tax assessments against the Issuer, the Guarantor or any of their respective subsidiaries, or the assets or property of the Issuer, the Guarantor or any of their respective subsidiaries.

                 (xxxi) Neither the Issuer nor the Guarantor is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                 (xxxii) The Indenture is in form eligible for qualification under the Trust Indenture Act.

                 (xxxiii) None of the Issuer, the Guarantor or any of their respective subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer, the Guarantor or any of their respective subsidiaries to facilitate the sale or resale of the Series A Notes or (B) since the date of the Preliminary Offering Memorandum (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Series A Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer, the Guarantor or any of their respective subsidiaries.

                 (xxxiv) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming
         (A) that the purchasers who buy the Series A Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Issuer, the Guarantor or any of their respective representatives (other than the Initial Purchasers, as to which the Issuer and the Guarantor make no representation or warranty) in connection with the offer and sale of any of the Series A Notes in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Issuer, the Guarantor or any of their respective subsidiaries within the six-month period immediately prior to the date hereof.

                 (xxxv) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Qualified Institutional Buyers and the Accredited Investors will not involve any prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation made by the Issuer and the Guarantor in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Qualified Institutional Buyers and the Accredited Investors as set forth in the Offering Memorandum under the caption "Notice to Investors."

                 (xxxvi) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

                 (xxxvii) Subsequent to September 30, 1996 and up to the Closing Date, (A) there has not been, singly or in the aggregate, any change or development of which the Issuer or Guarantor is aware which could reasonably be expected to result in a Material Adverse Effect of the type described in clause (x) of such definition and (B) there has been no dividend or distribution of any kind declared, paid or made by the Issuer or the Guarantor on any class of their capital stock.

                 (xxxviii) The accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The historical financial statements of the Issuer, the Guarantor and their respective subsidiaries comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Issuer, the Guarantor and their respective subsidiaries, as the case may be, at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Issuer, the Guarantor and their respective subsidiaries, as applicable.

                 (xxxix) Upon the issuance of the Series A Notes, the present fair saleable value of the assets of the Issuer, the Guarantor and their respective subsidiaries, taken as a whole, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Issuer, the Guarantor and their respective subsidiaries, taken as a whole, as they become absolute and matured. Upon the issuance of the Series A Notes, the assets of the Issuer, the Guarantor and their respective subsidiaries, taken as a whole, will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Issuer, the Guarantor and their respective subsidiaries, taking into account the projected capital requirements and capital availability.

                 (xl) There exist no conditions that constitute a Default or Event of Default by the Issuer or the Guarantor (or an event which with notice or the lapse of time, or both, would constitute a default) under the Indenture.

                 (xli) Each of the Issuer, the Guarantor and their respective subsidiaries has complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

                 (xlii) Each certificate signed by any officer of the Issuer or the Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuer and the Guarantor, as applicable, to the Initial Purchasers as to the matters covered thereby.

                 The Issuer and the Guarantor acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Issuer and the Guarantor and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

         (b) The Initial Purchasers represent, warrant and covenant to the Issuer and the Guarantor and agree that:

                 (i) The Initial Purchasers are Qualified Institutional Buyers, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                 (ii) The Initial Purchasers (A) are not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to Qualified Institutional Buyers in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to Accredited Investors in a private placement exempt from the registration requirements of the Act.

                 (iii) No form of general solicitation or general advertising has been or will be used by the Initial Purchasers or any of their representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                 (iv) The Initial Purchasers agree that, in connection with the Exempt Resales, they will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. The Initial Purchasers further agree (A) that they will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) Qualified Institutional Buyers who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are Qualified Institutional Buyers and (2) Accredited Investors who make the representations contained in, and execute and return to the Initial Purchasers, a letter in the form of Annex A attached to the Offering Memorandum and (B) that, in the case of such Qualified Institutional Buyers and Accredited Investors, acknowledges and agrees that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Issuer so requests), (y) to the Issuer or (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

                 The Initial Purchasers understand that the Issuer and the Guarantor and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Issuer and the Guarantor and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

         6.      Indemnification.

                 (a) The Issuer and the Guarantor, jointly and severally, agree to indemnify and hold harmless (i) the Initial Purchasers, (ii) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantor will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (i) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by or on behalf of the Initial Purchasers expressly for use therein or (ii) is caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in the Preliminary Offering Memorandum and corrected in the Offering Memorandum and (1) any such loss, liability, claim, damage or expense suffered or insured by any indemnified party resulted from an action, claim, or suit by any person who purchased Series A Notes from the Initial Purchasers in the offering, (2) the Initial Purchasers failed to deliver or provide a copy of the Offering Memorandum to such person at or prior to the confirmation of the sale of such Series A Notes in any case where such delivery is required by the Act and (3) the Offering Memorandum (as so amended and supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Issuer and the Guarantor may otherwise have, including under this Agreement.

                 (b) The Initial Purchasers agree to indemnify and hold harmless (i) the Issuer and the Guarantor, (ii) each person, if any, who controls the Issuer or the Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchasers, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, proceeding or investigation, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify, as promptly as practicable, each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 or otherwise except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised by counsel that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or
         (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel and to their own counsel) for all indemnified parties in connection with any one action or separate but similar actions in the same jurisdiction arising out of the same general allegations or claims. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

         7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 6 is for any reason held to be unavailable from the indemnifying party or parties or is insufficient to hold harmless a party indemnified thereunder, the Issuer and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Issuer and the Guarantor, any contribution received by the Issuer and the Guarantor from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Issuer and the Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Issuer, the Guarantor and the Initial Purchaser) may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor, on one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer and the Guarantor, on one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor, on one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Series A Notes (net of discounts but before deducting expenses) received by the Issuer and the Guarantor and (ii) the discounts and commissions received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuer and the Guarantor, on one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantor or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this
Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of any damages which the Initial Purchasers has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7,
(A) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls either of the Issuer or the Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Issuer and the Guarantor, subject in each case to clauses
(i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7 or otherwise, except to the extent that the party entitled to contribution has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

         8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

                 (a) All of the representations and warranties of the Issuer and the Guarantor contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Each of the Issuer and the Guarantor shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                 (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                 (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Series A Notes; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of each of the Issuer and the Guarantor, threatened against, the Issuer, the Guarantor or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

                 (d) Except as disclosed in the Offering Memorandum, from the date hereof and the dates as of which information is given in the Offering Memorandum until the Closing Date there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Issuer, the Guarantor or any of their respective subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Issuer, the Guarantor or any of their respective subsidiaries on any class of its capital stock and (iii) other than pursuant to this Agreement, none of the Issuer, the Guarantor or any of their respective subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Issuer, the Guarantor and their respective subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the business, prospects, financial condition or results of operation of the Issuer, the Guarantor and their subsidiaries, taken as a whole.

                 (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Issuer and the Guarantor, in form and substance satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Issuer and the Guarantor to be performed hereunder on or prior thereto have been duly performed in all material respects.

                 (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Kramer, Levin, Naftalis & Frankel, counsel for the Issuer and the Guarantor, to the effect set forth in Exhibit B hereto.

                 (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel for the

         Initial Purchasers, of Anthony R. Pierno, Esq., General Counsel of the Issuer and the Guarantor, to the effect set forth in Exhibit C hereto.

                 (h) The Initial Purchasers shall have received on the Closing Date an opinion with respect to compliance by the Issuer and the Guarantor with Regulation G of the Federal Reserve Board, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Shearman & Sterling, special counsel for the Issuer and the Guarantor, to the effect set forth in Exhibit D hereto.

                 (i) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Arthur Andersen & Co., LLP, independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers with respect to the financial statements and certain financial information of the Issuer, the Guarantor and their respective subsidiaries contained in the Offering Memorandum. The comfort letter delivered on the Closing Date shall recite that such accountants have reviewed the financial statements for the Issuer, the Guarantor, MGI and Kaiser for November 1996. On or prior to the Closing Date, Arthur Andersen & Co., LLP shall have delivered to the Initial Purchasers a signed audit opinion in the form set forth in the Offering Memorandum pertaining to the Issuer and its consolidated subsidiaries, without the legend appearing at the top of page F-3 of the Preliminary Offering Memorandum.

                 (j) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                 (k) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                 (l) Prior to the Closing Date, the Issuer and the Guarantor shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                 (m) The Issuer, the Guarantor and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 (n) The Issuer and the Guarantor shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Issuer and the Guarantor will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Issuer and the Guarantor will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

         9. Initial Purchasers' Information. The Issuer and the Initial Purchasers acknowledge that the statements with respect to the offering of the Series A Notes set forth in the last paragraph of the cover page and the third paragraph of text and the fifth and sixth sentences of the fourth paragraph of text under the caption "Plan of Distribution" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers, the Issuer and the Guarantor contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers any controlling person thereof or by or on behalf of the Issuer, the Guarantor or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

         11.     Effective Date of Agreement; Termination.

                 (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                 (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuer from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuer or the Guarantor if, on or prior to such date (i) the Issuer or the Guarantor shall have failed, refused or been unable to perform in any material respect any agreement on their part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Issuer, the Guarantor and their respective subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Issuer's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum; or
         (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' reasonable judgment, makes it inadvisable or impracticable to proceed with the delivery of the Series A Notes as contemplated hereby.

                 (c) Any notice of termination pursuant to this Section 10 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

                 (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (iv) of Section 10(b), in which case each party will be responsible for its own expenses), or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Issuer and the Guarantor to perform any agreement herein or comply with any provision hereof, the Issuer and the Guarantor will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

         12. Notice. All notices and other communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, and to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Corporate Finance Department, telecopy number (212) 892-7272, with a copy to Latham & Watkins, 233 S. Wacker Drive, Suite 5800, Chicago, Illinois 60606, Attention: Mark A. Stegemoeller, Esq., telecopy number (312) 993-9767; and if sent to the Issuer, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to the Issuer at 5847 San Felipe, Suite 2600, Houston, Texas 77057, attention of Anthony R. Pierno, General Counsel, telecopy number (713) 267-3702, with a copy to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, attention of Howard A. Sobel, Esq., telecopy number (212) 715-8000.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuer, the Guarantor and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

         14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

         16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                           [Signature page to follow]

                 If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Issuer and the Guarantor please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        MAXXAM GROUP HOLDINGS INC.



                                        By:    /s/ RONALD L. REMAN
                                           -----------------------------------
                                            Name:  Ronald L. Reman
                                            Title: Vice President - Taxes


                                        MAXXAM INC.



                                        By:    /s/ RONALD L. REMAN
                                           -----------------------------------
                                            Name:  Ronald L. Reman
                                            Title: Vice President - Taxes


Accepted and agreed to as of
the date first above written:


BEAR, STEARNS & CO. INC.


By:  [Signature illegible]
   ------------------------------------
     Name:
     Title:


DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


By:     /s/ JAMES T. SINGTON
   ------------------------------------
     Name:  James T. Sington
     Title: Managing Director

                                   SCHEDULE A



  Initial Purchasers                                          Principal Amount

        Bear, Stearns & Co. Inc.                               $ 78,000,000
        Donaldson, Lufkin & Jenrette Securities Corporation    $ 52,000,000
                                                               ------------

             Total                                             $130,000,000

                                   EXHIBIT A

                        LIST OF SIGNIFICANT SUBSIDIARIES


                               MAXXAM Group Inc.
                           The Pacific Lumber Company
                         Scotia Pacific Holding Company
                            Salmon Creek Corporation
                             Britt Lumber Co., Inc.
                          Kaiser Aluminum Corporation
                     Kaiser Aluminum & Chemical Corporation
                              MCO Properties, Inc.

                                   EXHIBIT B

              FORM OF OPINION OF KRAMER, LEVIN, NAFTALIS & FRANKEL


         (i) Each of the Issuer and the Guarantor is a corporation validly organized and existing and in good standing under the laws of Delaware.

         (ii) Each of the Issuer and the Guarantor has the requisite corporate power and authority to (A) own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and (B) to perform its respective obligations under the Indenture, the Purchase Agreement and the Registration Rights Agreement.

         (iii) The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantor.

         (iv) The Indenture, the Registration Rights Agreement and the Intercompany Note have each been duly authorized, executed and delivered by the Issuer and the Guarantor, as applicable, and each constitutes a legal, valid and binding agreement of the Issuer and the Guarantor, as applicable, enforceable against the Issuer and the Guarantor in accordance with its respective terms.

         (v) The Series A Notes and Series B Notes have been duly authorized by all necessary corporate action on the part of the Issuer and, when executed and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement and delivered against payment pursuant to the Purchase Agreement and the Registration Rights Agreement (and the other documents relating to the Exchange Offer), as applicable, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms and entitled to the benefits of the Indenture.

         (vi) The Intercompany Note has been duly and validly authorized by the Guarantor and, when issued and delivered against payment therefor in accordance with the terms thereof, will be the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         (vii) The Indenture constitutes a valid and legally binding obligation of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor, in accordance with its terms.

         (viii) Upon (1) authentication and execution of the Series A Notes in accordance with the terms of the Indenture, (2) delivery of the Series A Notes against payment therefor in accordance with the terms of the Purchase Agreement and (3) delivery to the Trustee in New York of the certificates representing the Pledged MGI Shares listed on Exhibit D to the Indenture, registered in the name of the Issuer, accompanied by stock powers duly endorsed in blank, the Indenture will create a valid security interest in all of the Issuer's right, title and interest in and to such Pledged MGI Shares in favor of the Trustee under the Uniform Commercial Code as in effect on the date of the Indenture in the State of New York (the "UCC"). Such security interest will be a perfected security interest, free of any adverse claim (within the meaning of Section 8-302 of the UCC), in all of the Issuer's right, title and interest in and to such Pledged MGI Shares that have been delivered to the Trustee (accompanied by stock powers duly endorsed in blank) and are in the physical possession of the Trustee in the State of New York for the benefit of the holders of the Series A Notes under the Indenture. The opinion expressed in this paragraph (viii) is based on the assumption, with your permission and without independent investigation, (a) that the Trustee will have received such Pledged MGI Shares and that the purchasers of Series A Notes on the date of execution of the Indenture are purchasing the Series A Notes in good faith and without notice (as such term is used in subsections (1), (3) and (4) of Section 8-304 of the UCC) of an adverse claim within the meaning of Section 8-302 of the UCC with respect to such Pledged MGI Shares, (b) that such Pledged MGI Shares will at all relevant times be in the actual physical possession of the Trustee in the State of New York and (c) that the Issuer is the record and beneficial owner of, and has all rights in and title to, such Pledged MGI Shares.

         (ix) Upon (1) authentication and execution of the Series A Notes in accordance with the terms of the Indenture, (2) delivery of the Series A Notes against payment therefor in accordance with the terms of the Purchase Agreement and (3) delivery to the Trustee in New York of the Intercompany Note duly endorsed in blank, the Indenture will create a valid security interest in all of the Issuer's right, title and interest in and to the Intercompany Note in favor of the Trustee under the UCC. Such security interest will be a perfected security interest in the Intercompany Note that has been delivered to the Trustee (duly endorsed in blank) and is in the physical possession of the Trustee in the State of New York for the benefit of the holders of the Series A Notes under the Indenture. The opinion expressed in this paragraph (ix) is based on the assumption, with your permission and without independent investigation, (a) that the Trustee will have received the Intercompany Note and that the purchasers of Series A Notes on the date of execution of the Indenture are purchasing the Series A Notes in good faith and without notice (as such term is used in subsections (1), (3) and (4) of the Section 8-304 of the UCC) of an adverse claim within the meaning of Section 8-302 of the UCC with respect to such Intercompany Note, (b) that such Intercompany Note will at all relevant times be in the actual physical possession of the Trustee in the State of New York and (c) that the Issuer is the record and beneficial owner of, and has all rights in and title to, such Intercompany Note.

         (x) The Series A Notes, the Registration Rights Agreement, the Indenture and the Intercompany Note conform, and the Series B Notes (when issued in accordance with the terms of the Indenture and the Registration Rights Agreement) will conform, in all material respects to the statements relating thereto contained in the Offering Memorandum under the captions "Description of Notes" and "Exchange Offer; Registration Rights."

         (xi) Neither the Issuer nor the Guarantor is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

         (xii) To the best knowledge of such counsel, without any independent inquiry, there are no legal or governmental proceedings pending or threatened against the Issuer or the Guarantor or their respective subsidiaries, other than legal or governmental proceedings referred to in the Offering Memorandum and other claims, lawsuits and other proceedings which in the opinion of the Issuer or the Guarantor should not have a material adverse effect on the Issuer's or the Guarantor's consolidated financial position, results of operations or liquidity.

         (xiii) The terms of the Issuer's indebtedness described in the Offering Memorandum under the caption "Description of Principal Indebtedness -- The Company -- MGI Notes" (other than financial, numerical, statistical or accounting data included therein or omitted therefrom, as to which no opinion is expressed) conform in all material respects to the statements relating thereto under such caption.

         (xiv) No authorization, approval, consent or order of any court or governmental authority or agency is legally required to be obtained by the Issuer or the Guarantor in connection with the issuance and sale by the Issuer of the Series A Notes to you under the Purchase Agreement, except such as may be required in connection with (A) the registration under the Act of the Series A Notes or the Series B

Notes pursuant to the Registration Rights Agreement, (B) the qualification of the Indenture under the Trust Indenture Act in connection with the registration of the Series A Notes or the Series B Notes pursuant to the Registration Rights Agreement and (C) qualifications, authorizations, registrations or other actions under state securities or Blue Sky laws or regulations or foreign laws or regulations, as to which no opinion is expressed. The execution and delivery by the Issuer and the Guarantor of the Operative Documents and the consummation of the transactions contemplated therein by each of the Issuer and the Guarantor do not violate the provisions of the Certificate of Incorporation or By-laws of the Issuer or the Guarantor as in effect on the date of this opinion, or, to the best of our knowledge, any applicable law or administrative regulation (other than state securities or Blue Sky laws or regulations or foreign laws or regulations, as to which no opinion is expressed) or administrative or court decree (other than foreign administrative or court decrees, as to which no opinion is expressed) entered against the Issuer or the Guarantor, in each case as in effect on the date of this opinion. It is understood in rendering the opinion expressed in this Paragraph (xiv) with respect to any law or administrative regulation, we have assumed that none of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Preliminary Offering Memorandum (and any amendment or supplement thereto), the Offering Memorandum (and any amendment or supplement thereto) or any other information provided to the Initial Purchasers or any other person by or on behalf of the Issuer or the Guarantor pursuant thereto or in connection therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (xv) Assuming that the only purchasers to whom the Initial Purchasers initially resell the Series A Notes are (i) Qualified Institutional Buyers and (ii) a limited number of Accredited Investors, and assuming the accuracy of the representations and warranties of the Issuer and the Guarantor contained in Section 5(a)(xxxiii) of the Purchase Agreement and compliance by the Issuer and the Guarantor with the covenants in Sections 4(k) and 4(j) of the Purchase Agreement, and assuming the accuracy of the Initial Purchasers' covenants contained in Section 2 of the Purchase Agreement, and assuming that the representations and warranties of the Accredited Investors or non-U.S persons to whom the Initial Purchasers initially resell the Series A Notes as specified in the Offering Memorandum under "Notice to Investors" and as set forth in the certificates of such Accredited Investors or non-U.S. persons in the form set forth in Annex A of the Offering Memorandum are true and correct in all material respects as of the Closing Time, and assuming compliance in all material respects by such Accredited Investors or non-U.S. persons, as the case may be, with the agreements in such certificates, and assuming that the certificates representing the Series A Notes bear the legends contemplated by the Indenture and receipt by the purchasers to whom the Initial Purchasers initially resell the Series A Notes of a copy of the Offering Memorandum at or prior to the delivery of confirmation of sale, it is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers under, or in connection with the initial resale of such Series A Notes by the Initial Purchasers as contemplated by, the Purchase Agreement, to register the Series A Notes under the Act or to qualify the Indenture under the 1939 Act.

         (xvi) When the Series A Notes are issued and delivered pursuant to the Purchase Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A of the Act) as securities of the Issuer or the Guarantor which are listed on a national securities exchange registered under
Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

         (xvii) The Issuer is required to deliver the information relating to the Issuer specified in Rule 144A(d)(4) in connection with any resale of the Series A Notes.

                 Although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Offering Memorandum, such counsel have obtained information as a result of discussions and meetings with officers and other representatives of the Issuer and the Guarantor, as a result of discussions with representatives of the independent public accountants for the Issuer and the Guarantor in connection with the preparation of the Offering Memorandum, responses to various questions raised by such counsel regarding the business of the Issuer and the Guarantor, and the examination of other information and documents requested by such counsel. Such counsel did not, however, undertake to determine independently, and therefore, no responsibility, explicitly or implicitly, is assumed for the accuracy and completeness or fairness of the statements contained in the Offering Memorandum, and no assurance can be given that such counsel's procedures described in the first sentence of this paragraph would necessarily reveal matters of significance with respect to the following comments. Nothing has come to the attention of such counsel during the course of the above described procedures or otherwise that has caused such counsel to believe that
(A) the Offering Memorandum as of the date thereof and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   EXHIBIT C

                  FORM OF OPINION OF ANTHONY R. PIERNO, ESQ.,
                GENERAL COUNSEL OF THE ISSUER AND THE GUARANTOR


         (i) To the knowledge of such counsel, each of the Issuer and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Issuer, the Guarantor and their respective subsidiaries considered as one enterprise.

         (ii) The Series A Notes and the Series B Notes have been duly authorized by all necessary corporate action and, when executed and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement and delivered against payment pursuant to the Purchase Agreement and the Registration Rights Agreement (and the other documents relating to the Exchange Offer), as applicable, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws and court decisions relating to or affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

         (iii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Issuer or the Guarantor, other than legal or governmental proceedings referred to in the Offering Memorandum and other claims, lawsuits and other proceedings which, in the opinion of the Issuer, should not have a material adverse effect on the Issuer's consolidated financial position, results of operations, or liquidity.

         (iv) Each Significant Subsidiary has been duly organized and is validly existing and is in good standing under the laws of the jurisdiction of its organization, has the requisite corporate, partnership or other organizational power and authority to own, lease and operate its respective properties and to conduct its business as described in the Offering Memorandum and, to the knowledge of such counsel, is duly qualified as a foreign corporation, partnership or other entity to transact business and, if applicable, is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing could not reasonably be expected to have, singly or in the aggregate, a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Issuer and its subsidiaries or the Guarantor and its subsidiaries, in each case taken as a whole. To the knowledge of such counsel, all of the issued and outstanding capital stock of each such Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to the knowledge of such counsel, the shares of capital stock of each such Significant Subsidiary owned by the Issuer or the Guarantor, as the case may be, directly or through subsidiaries, are owned free and clear of any Lien, except (i) as disclosed in the Offering Memorandum and (ii) for the pledge of all or a portion of the capital stock of Kaiser Aluminum & Chemical Corporation to BankAmerica Business Credit, Inc., as Agent under a credit agreement.

         (v) To the knowledge of such counsel, all of the Kaiser Shares (a) have been duly authorized, validly issued, and are fully paid and nonassessable, (b) were not issued in violation of any preemptive or similar rights and (c) except as disclosed in the Offering Memorandum, are owned by the Issuer free and clear of any security interest, claim, mortgage, lien, limitation on voting rights or encumbrance.

         (vi) To the knowledge of such counsel, (A) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Issuer or any Significant Subsidiary is a party or by which any of them may be bound that would be required to be described in a Registration Statement on Form S-1 under the Act that is not described in the Offering Memorandum, and (B) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, except for defaults which could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Issuer and its subsidiaries considered as one enterprise.

         (vii) To the knowledge of such counsel, no authorization, approval, consent or order of any court or governmental authority or agency is legally required to be obtained by the Issuer or the Guarantor in connection with the issuance and sale of the Series A Notes to the Initial Purchasers under the Purchase Agreement, except such as may be required in connection with (A) the registration under the Act of the Series A Notes or the Series B Notes pursuant to the Registration Rights Agreement, (B) the qualification of the Indenture under the Trust Indenture Act in connection with the registration of the Series A Notes or the Series B Notes pursuant to the Registration Rights Agreement, and (C) qualifications, authorizations, registrations or other actions under state securities or Blue Sky laws or regulations or foreign laws or regulations, as to which no opinion is expressed. The execution and delivery by the Issuer and the Guarantor, as applicable, of the Operative Documents and the consummation by the Issuer and the Guarantor, as applicable, of the transactions contemplated therein do not, to the knowledge of such counsel, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantor or any of the Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument referred to in the Offering Memorandum to which the Issuer, the Guarantor or any of the Significant Subsidiaries is a party or by which any of them may be bound, nor does such action conflict with or constitute a breach of, or default under, or result in any violation of the provisions of the charter or by-laws, or partnership agreement, or other organizational documents, as the case may be, of the Issuer, the Guarantor or any of the Significant Subsidiaries, as in effect on the date of this opinion, or, to the knowledge of such counsel, any applicable law or administrative regulation (other than state securities or Blue Sky laws or regulations or foreign laws or regulations, as to which no opinion is expressed) or administrative or court decree entered against or applicable to the Issuer, the Guarantor or any of the Significant Subsidiaries as of the date of this opinion. It is understood that in rendering the opinion expressed in this paragraph with respect to any law or administrative regulation, the assumption has been made that none of the Purchase Agreement, the Registration Rights Agreement, the Preliminary Offering Memorandum (and any amendment or supplement thereto), the Offering Memorandum (and any amendment or supplement thereto) or any other information provided to the Initial Purchasers or any other person by the Issuer or the Guarantor pursuant thereto or in connection therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (viii) To the knowledge of such counsel, all of the issued and outstanding shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable.

         (ix) To the knowledge of such counsel, the descriptions of documents and legal proceedings contained in the Offering Memorandum under "Business - Pacific Lumber Operations - Regulatory and

Environmental Matters," "Legal Proceedings" and "Description of Principal Indebtedness" (other than financial, numerical, statistical or accounting data included therein or omitted therefrom, and other than the description under the caption "Description of Principal Indebtedness -- The Company -- MGI Notes," as to which no opinion is expressed) conform in all material respects to the terms of the applicable documents or the relevant legal proceedings, as the case may be.

         (x) Except for Kaiser's PRIDES and the Guarantor's Class A Non-Cumulative Participating Convertible Preferred Stock, and except as disclosed or referred to in the Offering Memorandum or pursuant to existing option or employee or director benefit plans, to the knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in the Issuer, the Guarantor or any Significant Subsidiary.

         (xi) The authorized capital stock of Kaiser, a Delaware corporation, consists of 20,000,000 shares of preferred stock and 100,000,000 shares of common stock (8,673,850 shares of preferred stock (all of which are PRIDES convertible preferred stock) and 71,646,789 shares of common stock being issued and outstanding as of December 17, 1996); the authorized capital stock of the Issuer consists of 3,000 shares of common stock (1,000 shares of which being currently issued and outstanding); the Guarantor, a Delaware corporation, owns of record and beneficially 100% of the issued and outstanding shares of capital stock of the Issuer and beneficially owns 62% of the issued and outstanding shares of common stock of Kaiser (after giving pro forma effect to the conversion of each share of Kaiser's outstanding PRIDES convertible preferred stock into one share of common stock of Kaiser); Kaiser owns of record and beneficially 100% of the issued and outstanding shares of common stock of Kaiser Aluminum & Chemical Corporation, a Delaware corporation; the Guarantor owns of record and beneficially 100% of the issued and outstanding common stock of MCO Properties Inc., a Delaware corporation; the Issuer owns of record and beneficially 100% of the issued and outstanding common stock of MAXXAM Group Inc. and upon transfer thereof from the Guarantor on or before the Closing Date, will own of record 27,938,250 shares, or approximately 34.7% (after giving pro forma effect to the conversion of each share of Kaiser's outstanding PRIDES convertible preferred stock into one share of common stock of Kaiser) of common stock of Kaiser; MAXXAM Group Inc. owns of record and beneficially 100% of the issued and outstanding shares of The Pacific Lumber Company, a Delaware corporation ("Pacific Lumber"), and of Britt Lumber Co., Inc., a California corporation; Pacific Lumber owns of record and beneficially 100% of the issued and outstanding shares of each of Salmon Creek Corporation, a Delaware corporation, and Scotia Pacific Holding Company, a special purpose Delaware corporation. With respect to the foregoing, such counsel notes that on November 15, 1996, Kaiser filed a shelf registration statement on Form S-3 relating to preferred stock, depository shares, common stock and warrants.

                 Although neither such counsel nor the attorneys under such counsel's supervision (the "Legal Staff") have undertaken to determine independently the accuracy or completeness of the statements contained in the Offering Memorandum, such counsel and the Legal Staff have obtained information as a result of discussions and meetings with officers and other representatives of the Issuer and the Guarantor, as a result of discussions with representatives of the independent public accountants for the Issuer and the Guarantor in connection with the preparation of the Offering Memorandum, responses to various questions raised by such counsel and the Legal Staff regarding the business of the Issuer and the Guarantor, and the examination of other information and documents requested by such counsel and the Legal Staff. Such counsel did not, however, undertake to determine independently, and therefore, no responsibility, explicitly or implicitly, is assumed for the accuracy and completeness or fairness of the statements contained in the Offering Memorandum, and no assurance can be given that such counsel's procedures described in the first sentence of this paragraph would necessarily reveal matters of significance with respect to the following comments. Nothing has come to the attention of such counsel or the Legal Staff during the course of the above described procedures or otherwise that has caused such counsel or any member of the Legal Staff to believe that the Offering Memorandum as of the date thereof and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   EXHIBIT D

                     FORM OF OPINION OF SHEARMAN & STERLING

         (i) The Series A Notes will not constitute purpose credit under Regulations G and U.

         (ii) Purchasers of the Series A Notes that are not registered lenders pursuant to Regulation G at the time of purchase of the Series A Notes will not be required to register as such lenders with the Board of Governors of the Federal Reserve System.

         (iii) Upon the exchange of any Series A Notes for Series B Notes, the Series B Notes will not constitute an "extension of credit" under Regulations G, T, U and X (12 C.F.R. Parts 207, 220, 221, 224, respectively
(1996)) (the "Margin Regulations"), and, on and after such exchange, the proceeds of the Series A Notes so exchanged may be used to buy and carry margin stock without complying with the maximum loan value requirements of the Margin Regulations. In addition, upon any transfer of the Series A Notes in a transaction registered under the Securities Act, such Series A Notes will not constitute an "extension of credit" and, from and after such transfer, the proceeds of such Series A Notes may be used to buy and carry margin stock without complying with the maximum loan value requirements of the Margin Regulations.